UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 21, 2018

Comcast Corporation

(Exact Name of Registrant
as Specified in its Charter)

Pennsylvania

(State or Other Jurisdiction of Incorporation)

001-32871	27-0000798
(Commission File Number)	(IRS Employer Identification No.)

One Comcast Center Philadelphia, PA	19103-2838
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 286-1700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 21, 2018, Michael J. Cavanagh, Comcast’s Senior Executive Vice President and Chief Financial Officer, entered into a new employment agreement.  The employment agreement secures Mr. Cavanagh’s employment through December 31, 2023 and increases his salary to $2,300,000 effective January 1, 2019, with his annual cash bonus opportunity remaining at 300% of base salary (based on the achievement of specific performance goals).  The employment agreement continues the structure under Mr. Cavanagh’s prior employment agreement of crediting contributions to his deferred compensation plan account, with $2,100,000 being credited in 2019 and with annual contributions increasing by 5% each year thereafter through 2023.

The above summary is qualified by its entirety by the terms and conditions set forth in the employment agreement, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01(d).  Exhibits.

Exhibit Number	Description
99.1	Employment Agreement with Michael J. Cavanagh entered into on December 21, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMCAST CORPORATION

Date:	December 21, 2018	By:	/s/ Arthur R. Block
Arthur R. Block Executive Vice President, General Counsel and Secretary